EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Universal Health Services, Inc.:

We consent to use of our report dated February 18, 2004, with respect to the consolidated balance sheets of Universal Health Services, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of income, common stockholders’ equity and cash flows and the related financial statement schedule for the years then ended, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania

October 21, 2004